EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-168628) of James River Coal Company of our reports dated March 1, 2011 and March 29, 2010, except for Notes 3, 5, and 7, as to which the date is March 1, 2011, relating to the financial statements of International Resource Partners LP, which appear in the Current Report on Form 8-K/A of James River Coal Company dated May 16, 2011.

Pittsburgh, Pennsylvania
May 13, 2011